Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 300 Executive Drive Suite 300 West Orange, NJ 07052 www.belfuse.com tel 201.432.0463

Bel Reports Fourth Quarter and Full Year 2024 Results

WEST ORANGE, NJ, Tuesday, February 18, 2025-- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the fourth quarter and full year of 2024.

Fourth Quarter 2024 Highlights

•	Net sales of $149.9 million compared to $140.0 million in Q4-23. Excluding $20.8 million of contribution from Enercon, organic sales down 7.8% from Q4-23.
•	Gross profit margin of 37.5%, up from 36.6% in Q4-23
•	GAAP net loss attributable to Bel shareholders of $1.8 million versus GAAP net earnings attributable to Bel shareholders of $12.0 million in Q4-23
•	Non-GAAP net earnings attributable to Bel shareholders of $19.0 million versus $19.5 million in Q4-23
•	Adjusted EBITDA of $30.3 million (20.2% of sales) as compared to $27.3 million (19.5% of sales) in Q4-23
•	Completed acquisition of Enercon, making aerospace and defense Bel's largest end market served

Full Year 2024 Highlights

•	Net sales of $534.8 million compared to $639.8 million in 2023. Excluding contribution from Enercon, organic sales down 19.7%.
•	Gross profit margin of 37.8%, up from 33.7% in 2023
•	GAAP net earnings attributable to Bel shareholders of $41.0 million versus $73.8 million in 2023
•	Non-GAAP net earnings attributable to Bel shareholders of $72.1 million versus $89.6 million in 2023
•	Adjusted EBITDA of $101.9 million (19.0% of sales), down from $116.8 million (18.3% of sales) in 2023

"Bel's profitability levels remained strong throughout 2024 despite a challenging top line environment", said Daniel Bernstein, President and CEO. "Our recent initiatives in operational efficiencies and global mindset of financial discipline has strengthened Bel's foundation, enabling us to thrive despite the macro conditions we faced. We could not be more pleased with our acquisition of Enercon, both operationally and from a team perspective. We are excited to embark on 2025 as a new team, working together to progress on revenue synergy opportunities that we have identified across our two businesses. On a personal note, as recently announced, I look forward to working with Farouq in the coming months as I transition the roles of President and CEO to the next generation", concluded Mr. Bernstein.

Farouq Tuweiq, CFO, added, "Our priority for 2024 was to take actions to drive future top line growth and further refine our organizational structure to enhance operational efficiencies. In this regard, we were successful in achieving a series of initiatives. During the fourth quarter, we closed on our acquisition of Enercon, the largest transaction in Bel’s history. Enercon adds scale, diversity and a strong financial profile to Bel’s legacy business. Further, in October 2024, Uma Pingali joined Bel as our first Global Head of Sales. Under Uma’s leadership, we are laying the foundation of a new cohesive global sales structure and strategy aimed at driving top line growth across all product groups, geographies and end markets. On the internal initiative side, we announced two additional facility consolidation projects in 2024 and have initiated a strategic focus on global procurement with the hiring of Anubhav Gothi. Each of these actions completed in 2024 will serve to support Bel’s growth and profitability objectives for 2025.

"Looking ahead, we are encouraged to see the tide turning in terms of demand from our networking and distribution partners. We anticipate the rebound in these areas will be slow and steady throughout 2025. Based on information available today, GAAP net sales in the first quarter of 2025 are expected to be in the range of $144 to $154 million, with gross margin in the range of 36% to 38%. We are excited entering 2025 as a more nimble organization and look forward to executing on the growth opportunities in the year ahead", concluded Mr. Tuweiq.

Non-GAAP financial measures, such as Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA, adjust corresponding GAAP measures for provision for income taxes, other income/expense, net, interest income/expense, and depreciation and amortization, and also exclude, where applicable for the covered period presented in the financial statements, certain unusual or special items identified by management such as restructuring charges, gains/losses on sales of businesses and properties, acquisition related costs, impairment charges, noncontrolling interest ("NCI") adjustments from fair value to redemption value, and certain litigation costs. In addition, in the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the recent acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented. Non-GAAP adjusted net sales exclude expedite fee revenue. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Wednesday, February 19, 2025 to discuss these results. To participate in the conference call, investors should dial 877-407-0784, or 201-689-8560 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of at least 30 days at this same Internet address. For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 13750153 after 12:30 pm ET, also for 30 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits. These products are primarily used in the networking, telecommunications, computing, general industrial, high-speed data transmission, defense, commercial aerospace, transportation and eMobility industries. Bel's portfolio of products also finds application in the automotive, medical, broadcasting and consumer electronics markets. Bel's product groups include Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies), and Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components). The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the first quarter of 2025; our statements regarding our expectations for future periods generally including anticipated financial performance, projections and trends for the remainder of the 2025 year ahead and other future periods; our statements regarding future events, performance, plans, intentions, beliefs, expectations and estimates, including statements regarding matters such as trends and expectations as to our sales, gross margin, products, product groups, customers, geographies and end markets; statements about the anticipated benefits of the recently-closed Enercon acquisition, including our beliefs about the potential future advantages of the acquisition for Bel’s operations, team, and with respect to revenue synergy opportunities; statements expressing management’s optimism for 2025 and for the future generally; statements about the process of transitioning the roles of President and CEO to the next generation; statements regarding Bel’s plans and intentions in respect of corporate projects and objectives, including plans for initiatives and efficiencies, and including statements about the intention to drive future top line growth and refine the organizational structure to enhance operational efficiencies; statements about the anticipated future contributions of new employees recently joining Bel and the role of such newly-created positions in the corporate team; statements about Bel’s sales structure and strategy aimed at driving top line growth across product groups, geographies and end markets; statements about facility consolidation projects and strategic focus on global procurement, and the anticipated benefits thereof including with respect to supporting Bel’s growth and profitability objectives for 2025; Anticipated demand from networking and distribution partners; size and capabilities of the organization; statements about executing on growth opportunities; statements regarding our expectations and beliefs regarding trends in the Company's business and industry and the markets in which Bel operates, and about broader market trends and the macroeconomic environment generally, and other statements regarding the Company's positioning, its strategies, future progress, investments, plans, targets, goals, and other focuses and initiatives, and the expected timing and potential benefits thereof. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Bel’s control. Bel’s actual results could differ materially from those stated or implied in our forward-looking statements (including without limitation any of Bel’s projections) due to a number of factors, including but not limited to, difficulties associated with integrating previously acquired companies, including any unanticipated difficulties, or unexpected or higher than anticipated expenditures, relating to the Enercon acquisition which closed in November 2024, and including, without limitation, the risk that Bel is unable to integrate the Enercon business successfully or difficulties that result in the failure to realize the expected benefits and synergies within the expected time period (if at all); the possibility that the Bel’s intended acquisition of the remaining 20% stake in Enercon is not completed in accordance with the shareholders agreement as contemplated for any reason, and any resulting disruptions that may result to Bel’s business and our currently 80% owned Enercon subsidiary as a result thereof; trends in demand which can affect our products and results, including that demand in Enercon’s end markets can be cyclical, impacting the demand for Enercon’s products, which could be materially adversely affected by reductions in defense spending; the market concerns facing our customers, and risks for the Company’s business in the event of the loss of certain substantial customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions, and challenges impacting the macroeconomic environment generally and/or our industry in particular; the effects of rising input costs, and cost changes generally, including the potential impact of inflationary pressures; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; the impact of public health crises; difficulties associated with the availability of labor, and the risks of any labor unrest or labor shortages; risks associated with our international operations, including our substantial manufacturing operations in China, and following Bel’s acquisition of Enercon which closed in November 2024, risks associated with operations in Israel, which may be adversely affected by political or economic instability, major hostilities or acts of terrorism in the region; risks associated with restructuring programs or other strategic initiatives, including any difficulties in implementation or realization of the expected benefits or cost savings; product development, commercialization or technological difficulties; the regulatory and trade environment including the potential effects of trade restrictions that may impact Bel, its customers and/or its suppliers; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. and applicable foreign legal and regulatory requirements, including tax laws, trade and tariff policies, such as any new or increase in tariffs imposed either by the U.S. government on foreign imports or by a foreign government on US. exports related to the countries in which Bel transacts business; and the risks detailed in Bel’s most recent Annual Report on Form 10-K and in subsequent reports filed by Bel with the Securities and Exchange Commission, as well as other documents that may be filed by Bel from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Bel’s views as of the date of this press release. Bel anticipates that subsequent events and developments will cause its views to change. Bel undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Bel’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

The Non-GAAP financial measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP adjusted net sales, Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP"). These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation. We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. For additional information about our use of non-GAAP financial measures in connection with our Incentive Compensation Program for 2023, please see the Executive Compensation discussion appearing in our Definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2024.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, Securities and Exchange Commission (SEC) filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net sales	$149,859	$140,010	$534,792	$639,813
Cost of sales	93,652	88,827	332,434	423,964
Gross profit	56,207	51,183	202,358	215,849
As a % of net sales	37.5%	36.6%	37.8%	33.7%

Research and development costs	6,934	5,966	23,586	22,487
Selling, general and administrative expenses	34,831	24,942	110,616	99,091
As a % of net sales	23.2%	17.8%	20.7%	15.5%
Impairment of CUI tradename	400	-	400	-
Restructuring charges	1,669	3,808	3,459	10,114
Gain on sale of property	-	-	-	(3,819)
Income from operations	12,373	16,467	64,297	87,976
As a % of net sales	8.3%	11.8%	12.0%	13.8%

Gain on sale of Czech Republic business	-	-	-	980
Interest expense	(2,815)	(448)	(4,078)	(2,850)
Interest income	1,013	-	4,754	-
Other expense, net	(3,186)	(2,520)	(3,165)	(2,806)
Earnings before income taxes	7,385	13,499	61,808	83,300

Provision for income taxes	953	1,463	12,616	9,469
Effective tax rate	12.9%	10.8%	20.4%	11.4%
Net earnings	$6,432	$12,036	$49,192	$73,831
As a % of net sales	4.3%	8.6%	9.2%	11.5%

Less: Net earnings attributable to noncontrolling interest	484	-	484	-
Redemption value adjustment attributable to noncontrolling interest	7,748	-	7,748	-
Net (loss) earnings attributable to Bel Fuse Shareholders	$(1,800)	$12,036	$40,960	$73,831

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,115	2,142	2,124	2,142
Class B common shares - basic and diluted	10,429	10,628	10,491	10,634

Net (loss) earnings per common share:
Class A common shares - basic and diluted	$(0.14)	$0.90	$3.09	$5.52
Class B common shares - basic and diluted	$(0.14)	$0.95	$3.28	$5.83

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$68,253	$89,371
Held to maturity U.S. Treasury securities	950	37,548
Accounts receivable, net	111,376	84,129
Inventories	161,370	136,540
Other current assets	31,581	33,890
Total current assets	373,530	381,478
Property, plant and equipment, net	47,879	36,533
Right-of-use assets	25,125	20,481
Related-party note receivable	2,937	2,152
Equity method investment	9,265	10,282
Goodwill and other intangible assets, net	439,984	76,033
Other assets	51,069	44,672
Total assets	$949,789	$571,631

Total liabilities, redeemable noncontrolling interests and stockholders' equity
Current liabilities:
Accounts payable	$49,182	$40,441
Operating lease liability, current	7,954	6,350
Other current liabilities	70,933	63,818
Total current liabilities	128,069	110,609
Long-term debt	287,500	60,000
Operating lease liability, long-term	17,763	14,212
Other liabilities	75,295	46,252
Total liabilities	508,627	231,073
Redeemable noncontrolling interests	80,586	-
Stockholders' equity	360,576	340,558
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$949,789	$571,631

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Condensed Consolidated Statements of Cash Flows

(in thousands, unaudited)

	Year Ended
	December 31,
	2024	2023

Cash flows from operating activities:
Net earnings	$49,192	$73,831
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	16,457	13,312
Stock-based compensation	3,738	3,486
Amortization of deferred financing costs	151	33
Deferred income taxes	(6,267)	(3,872)
Net unrealized losses on foreign currency revaluation	1,456	1,356
Gain on sale of property	-	(2,117)
Gain on sale of Czech Republic business	-	(980)
Other, net	2,347	(1,037)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,817)	22,500
Unbilled receivables	7,800	5,451
Inventories	15,121	33,613
Accounts payable	139	(22,745)
Accrued expenses	(7,068)	5,356
Accrued restructuring costs	215	(1,228)
Income taxes payable	(1,009)	(4,976)
Other operating assets/liabilities, net	2,199	(13,634)
Net cash provided by operating activities	77,654	108,349

Cash flows from investing activities:
Purchases of property, plant and equipment	(14,108)	(12,126)
Purchases of held to maturity U.S. Treasury securities	(131,309)	(59,992)
Proceeds from held to maturity securities	167,907	19,918
Payment for equity method investment	-	(10,282)
Investment in related party notes receivable	(785)	(2,152)
Proceeds from sale of property, plant and equipment	883	6,036
Payment of acquisition, net of cash acquired	(324,071)
Proceeds from sale of business	-	5,063
Net cash used in investing activities	(301,483)	(53,535)

Cash flows from financing activities:
Dividends paid to common stockholders	(3,453)	(3,492)
Deferred financing costs	(1,736)	-
Repayments under revolving credit line	(15,000)	(40,000)
Borrowings under revolving credit line	242,500	5,000
Purchases of common stock	(16,053)	(105)
Net cash provided by (used in) financing activities	206,258	(38,597)

Effect of exchange rate changes on cash and cash equivalents	(3,547)	2,888

Net (decrease) increase in cash and cash equivalents	(21,118)	19,105
Cash and cash equivalents - beginning of period	89,371	70,266
Cash and cash equivalents - end of period	$68,253	$89,371

Supplementary information:
Cash paid during the period for:
Income taxes, net of refunds received	$22,952	$25,056
Interest payments	$5,795	$4,729
ROU assets obtained in exchange for lease obligations	$6,870	$5,999

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Product Group Highlights

(dollars in thousands, unaudited)

	Sales			Gross Margin
	Q4-24	Q4-23	% Change	Q4-24	Q4-23	Basis Point Change
Power Solutions and Protection	$78,073	$68,971	13.2%	40.6%	40.2%	40
Connectivity Solutions	52,548	50,562	3.9%	36.6%	29.3%	730
Magnetic Solutions	19,238	20,477	-6.1%	29.1%	17.1%	1,200
Total	$149,859	$140,010	7.0%	37.5%	36.6%	90

	Sales			Gross Margin
	FY 2024	FY 2023	% Change	FY 2024	FY 2023	Basis Point Change
Power Solutions and Protection	$245,551	314,105	-21.8%	42.4%	38.1%	430
Connectivity Solutions	220,370	210,572	4.7%	37.1%	34.2%	290
Magnetic Solutions	68,871	115,136	-40.2%	25.3%	22.0%	330
Total	$534,792	$639,813	-16.4%	37.8%	33.7%	410

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Net Sales to Non-GAAP Adjusted Net Sales(2)

Reconciliation of GAAP Net Earnings to Non-GAAP Operating Income and Adjusted EBITDA(2)(3)

(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

GAAP net sales	$149,859	$140,010	$534,792	$639,813
Expedite fee revenue	-	425	57	14,850
Non-GAAP adjusted net sales	$149,859	$139,585	$534,735	$624,963

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

GAAP Net earnings	$6,432	$12,036	$49,192	$73,831
Provision for income taxes	953	1,463	12,616	9,469
Other income/expense, net	3,186	2,520	3,165	2,806
Interest income	(1,013)	-	(4,754)	-
Interest expense	2,815	448	4,078	2,850
GAAP Operating Income	$12,373	$16,467	$64,297	$88,956
Restructuring charges	1,669	3,808	3,459	10,114
Acquisition related costs	8,592	-	12,884	-
Amortization of inventory step-up	639	-	639	-
Impairment of CUI tradename	400	-	400	-
Loss on liquidation of foreign subsidiary	-	2,724	-	2,724
MPS litigation costs	-	128	-	3,031
Gain on sale of Czech Republic business	-	-	-	(980)
Gain on sale of properties	-	-	-	(3,819)
Stock compensation	956	774	3,738	3,486
Non-GAAP Operating Income	$24,629	$23,901	$85,417	$103,512
Depreciation and amortization	5,698	3,350	16,457	13,312
Adjusted EBITDA	$30,327	$27,251	$101,874	$116,824
% of net sales	20.2%	19.5%	19.0%	18.3%

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the recent acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.

Bel Fuse Inc.

Supplementary Information(1)

Reconciliation of GAAP Measures to Non-GAAP Measures(2)(4)

(in thousands, except per share data) (unaudited)

The following tables detail the impact that certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the consolidated statements of operations.

	Three Months Ended December 31, 2024					Three Months Ended December 31, 2023
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)

GAAP measures	$7,385	$953	$(1,800)	$(0.14)	$(0.14)	$13,499	$1,463	$12,036	$0.90	$0.95
Restructuring charges	1,669	270	1,399	0.11	0.11	3,808	675	3,133	0.24	0.25
Acquisition related costs	8,592	1,516	7,076	0.54	0.57	-	-	-	-	-
Redemption value adjustment on redeemable NCI	-	-	7,748	0.59	0.62	-	-	-	-	-
Amortization of inventory step-up	639	147	492	0.04	0.04	-	-	-	-	-
Impairment of CUI tradename	400	92	308	0.02	0.02	-	-	-	-	-
Loss on liquidation of foreign subsidiary	-	-	-	-	-	2,724	681	2,043	0.15	0.16
MPS litigation costs	-	-	-	-	-	128	29	99	0.01	0.01
Share-based compensation	956	197	759	0.06	0.06	774	160	614	0.05	0.05
Amortization of intangibles	2,843	493	2,349	0.18	0.19	1,160	254	906	0.07	0.07
Unrealized foreign currency exchange (gains) losses	908	201	707	0.05	0.06	829	203	626	0.05	0.05
Non-GAAP measures	$23,392	$3,869	$19,039	$1.45	$1.53	$22,922	$3,465	$19,457	$1.46	$1.54

	Year Ended December 31, 2024					Year Ended December 31, 2023
Reconciling Items	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net Earnings Attributable to Bel Fuse Shareholders	Class A EPS(3)	Class B EPS(3)

GAAP measures	$61,808	$12,616	$40,960	$3.09	$3.28	$83,300	$9,469	$73,831	$5.52	$5.83
Restructuring charges	3,459	587	2,872	0.22	0.23	10,114	1,682	8,432	0.63	0.67
Acquisition related costs	12,884	2,503	10,381	0.79	0.83	-	-	-	-	-
Redemption value adjustment on redeemable NCI	-	-	7,748	0.59	0.62	-	-	-	-	-
Amortization of inventory step-up	639	147	492	0.04	0.04	-	-	-	-	-
Impairment of CUI tradename	400	92	308	0.02	0.02	-	-	-	-	-
MPS litigation costs	-	-	-	-	-	3,031	696	2,335	0.18	0.18
Gain on sale of Czech Republic business	-	-	-	-	-	(980)	(49)	(931)	(0.07)	(0.07)
Gain on sale of properties	-	-	-	-	-	(3,819)	(763)	(3,056)	(0.23)	(0.24)
Loss on liquidation of foreign subsidiary	-	-	-	-	-	2,724	681	2,043	0.15	0.16
Share-based compensation	3,738	770	2,968	0.23	0.24	3,486	718	2,768	0.21	0.22
Amortization of intangibles	6,537	1,236	5,301	0.40	0.42	4,663	1,019	3,644	0.28	0.29
Unrealized foreign currency exchange (gains) losses	1,455	340	1,115	0.08	0.09	831	270	561	0.04	0.04
Non-GAAP measures	$90,919	$18,291	$72,144	$5.47	$5.77	$103,350	$13,723	$89,627	$6.72	$7.08

(1) The supplementary information included in this press release for 2024 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP adjusted net sales, Non-GAAP net earnings attributable to Bel shareholders, Non-GAAP EPS, Non-GAAP Operating Income and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. We use these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. We also believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other similarly situated companies in our industry, many of which present similar non-GAAP financial measures to investors. We also use non-GAAP measures in determining incentive compensation. See the section above captioned “Non-GAAP Financial Measures” for additional information.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.

(4) In the fourth quarter of 2024, we modified our presentation of Non-GAAP financial measures, including revising our definitions of Adjusted EBITDA and Non-GAAP EPS, to additionally exclude from these Non-GAAP measures (i) stock-based compensation, (ii) amortization of intangibles (which primarily relates to the amortization of finite-lived customer relationships and technology associated with the Company's historical acquisitions, including those associated with the recent acquisition of Enercon), and (iii) unrealized foreign currency exchange (gains) losses. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA and Non-GAAP EPS to all periods presented.